UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2010

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:     (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On December 10, 2010, SMF Energy Corporation (the “Company”) held its annual meeting of shareholders.  At the meeting, Richard E. Gathright, Chairman of the Company’s Board of Directors, and the Chief Executive Officer and President of the Company, delivered a report on the steps being taken by the Board of Directors to enhance shareholder value.  A copy of this Chairman’s Report is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Form 8-K, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.   Other Events

SMF Energy Corporation (the “Company”) held its annual meeting of stockholders on December 10, 2010.  At the meeting, the Company’s stockholders: (i) re-elected all seven directors to the Company’s Board of Directors to serve until the next annual meeting of stockholders or until their successors are elected; and (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year.

The following sets forth the votes cast for, against or withheld, as well as the number of abstentions, as to each of the proposals presented at the Annual Meeting:

Election of Directors:

Nominee	For	Withheld
Wendell W. Beard	2,666,380	1,272,932
Richard E. Gathright	2,624,407	1,314,905
Steven R. Goldberg	2,666,536	1,272,776
Nat Moore	2,667,053	1,272,259
Larry S. Mulkey	2,665,063	1,274,249
C. Rodney O’Connor	2,664,840	1,272,472
Robert S. Picow	2,666,897	1,272,415

Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm:

For	Against	Abstain
5,407,685	1,554,558	31,703

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Chairman’s Report delivered at the 2010 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2010	SMF ENERGY CORPORATION

	By:	/s/ Richard E. Gathright
Richard E. Gathright, Chief Executive
Officer and President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Chairman’s Report delivered at the 2010 Annual Meeting.